Exhibit 99.1

Willbros Reports Third Quarter 2016 Results

HOUSTON, TX, October 28, 2016 — Willbros Group, Inc. (NYSE: WG) today reported a $29.7 million loss from continuing operations, or $(0.49) per share, for the nine months ended September 30, 2016, compared to an $83.8 million loss from continuing operations, or $($1.47) per share, for the nine months ended September 30, 2015. Adjusted EBITDA from continuing operations was $3.7 million for the nine months ended September 30, 2016 compared to $(15.8) million for the nine months ended September 30, 2015.

For the third quarter of 2016, we reported a loss from continuing operations of $10.7 million, or $(0.17) per share, on revenue of $174.8 million, compared to a loss from continuing operations of $19.4 million, or $(0.32) per share, in the third quarter of 2015 on revenue of $222.2 million. Adjusted EBITDA from continuing operations was approximately $0.3 million for the third quarter of 2016 compared to $(1.8) million for the third quarter of 2015. Loss from continuing operations before special items was $10.1 million for the third quarter of 2016 compared to $13.8 million for the third quarter of 2015.

An operating loss of $6.3 million in the third quarter of 2016 compares to an operating loss of $12.4 million in the third quarter of 2015, a $6.1 million improvement. Operating results for the third quarter of 2016 include project losses on two jobs totaling approximately $4.7 million. Other charges incurred during the third quarter of 2016 totaled $0.5 million related to equipment impairment and employee severance costs. Excluding these other charges, the operating loss before special items was $5.8 million in the third quarter of 2016.

Michael J. Fournier, President and CEO, commented, “Year-to-date results represent a significant improvement over the prior year as a result of our continuing efforts to align our indirect and overhead costs to market conditions. Our third quarter results were impacted by adverse weather conditions and cost overruns on two projects. We may recover some of these costs through future change orders.

Our 12-month backlog remained relatively flat compared to June 30, 2016 primarily due to additions to our MSA contracts in the UTD segment. We are seeing an increase in our bidding activity in our Oil and Gas segment and remain optimistic in winning a major MSA renewal in our Canadian segment. Building backlog remains our top priority throughout the organization.”

Included in this press release are certain non-GAAP financial measures, including operating income (loss), income (loss) from continuing operations, and Adjusted EBITDA from continuing operations. A related reconciliation of each of these non-GAAP measures is included in the accompanying schedules.

1 of 4
CONTACT:
Stephen W. Breitigam
VP Investor Relations
Willbros
713-403-8172

Backlog

At September 30, 2016, Willbros reported total backlog of $646.6 million, a decrease of $25.4 million from the June 30, 2016 balance. Twelve month backlog of $375.7 million at September 30, 2016 reflects a small increase from the $373.2 million reported at June 30, 2016. A substantial portion of the total backlog decline is attributable to the expiration of existing multi-year MSA contracts. We will rebid these MSA’s as they come up for renewal but we do not include these new contracts in backlog until they are signed. The twelve month backlog is being impacted by Canadian MSA contracts that expire at the end of 2016 and early 2017.

Segment Operating Results

Utility T&D

Utility T&D generated revenue of approximately $106.4 million in the third quarter of 2016, a slight decrease from the second quarter of 2016. Despite recording a large share of corporate costs, the segment generated operating income of $0.6 million, a $1.1 million improvement over the second quarter of 2016. Operating income before special items of $0.7 million reflected a similar $1.1 million improvement over the second quarter of 2016.

Oil & Gas

In the third quarter of 2016, the Oil & Gas segment generated revenue of $33.1 million, a $21.6 million decrease when compared to the second quarter of 2016. The segment reported an operating loss of $5.4 million in the third quarter of 2016, representing a $3.1 million increase over the second quarter of 2016 operating loss. The third quarter of 2016 operating loss was inclusive of one project loss of $3.4 million. The segment reported an operating loss before special items of $5.2 million, or a $3.0 million increase from the second quarter of 2016 operating loss before special items.

Canada

The Canada segment generated revenue of $35.4 million for the third quarter of 2016, a $5.9 million increase over the second quarter of 2016. The segment reported an operating loss of $1.5 million in the third quarter of 2016, representing a $1.6 million reduction over the second quarter of 2016 operating income. The third quarter of 2016 operating loss was inclusive of one project loss of $1.3 million. The segment reported operating loss before special items of $1.2 million, or a $2.4 million reduction from the second quarter of 2016 operating income before special items.

Liquidity and Debt

Total liquidity (defined as cash and cash equivalents plus revolver availability) at September 30, 2016 was $71.2 million, a decrease of $13.3 million from the end of the second quarter of 2016. Cash and cash equivalents totaled $42.3 million at September 30, 2016 and there were no revolver borrowings at September 30, 2016.

2 of 4
CONTACT:
Stephen W. Breitigam
VP Investor Relations
Willbros
713-403-8172

At September 30, 2016, the principal amount due on the term loan remained unchanged from the prior quarter at $92.2 million.

Guidance

Van Welch, Willbros Chief Financial Officer, commented, “We now expect revenue for 2016 to range between $725 million to $750 million.”

Conference Call

In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet, on Monday, October 31, 2016 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

What:	Willbros Third Quarter 2016 Earnings Conference Call

When:	Monday, October 31, 2016 - 10 a.m. Eastern Time

How:	Live via phone - By dialing 1-888-317-6016 (U.S. Toll Free), 1-855-669-9657 (Canada Toll Free) or 1-412-317-6016 (International) a few minutes prior to the start time and asking for the Willbros Group, Inc. call.

Live over the internet - By logging on to the website at the following address: http://www.willbros.com. The webcast can be accessed from the investor relations home page.

A replay will be available through November 8, 2016 and may be accessed by calling 1-877-344-7529 (U.S. Toll Free), 1-855-669-9658 (Canada Toll Free) or 1-412-317-0088 (International) using Replay Access Code 10095345. Also, an archive of the webcast will be available shortly after the call on www.willbros.com.

Willbros is a specialty energy infrastructure contractor serving the oil and gas and power industries with offerings that primarily include construction, maintenance and facilities development services. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including unanticipated accounting or other issues regarding any material weaknesses in internal control over financial reporting; inability of the

3 of 4
CONTACT:
Stephen W. Breitigam
VP Investor Relations
Willbros
713-403-8172

Company or its independent auditor to confirm relevant information or data; unanticipated issues that prevent or delay the Company’s independent auditor from completing its review of financial statements or that require additional efforts, procedures or review; the untimely filing of financial statements; pending and potential investigations and lawsuits; the identification of one or more issues that require restatement of one or more other prior period financial statements; ability to remain in compliance with, or obtain additional waivers or amendments under, the Company’s existing loan agreements; the existence of other material weaknesses in internal control over financial reporting; contract and billing disputes; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; development trends of the oil and gas, and power industries; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SCHEDULES TO FOLLOW

###

4 of 4
CONTACT:
Stephen W. Breitigam
VP Investor Relations
Willbros
713-403-8172

WILLBROS GROUP, INC.

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Income Statement
Contract revenue
Oil & Gas	$33,100	$81,029	$147,174	$219,247
Utility T&D	106,422	88,922	313,066	282,347
Canada	35,355	52,294	107,343	189,948
Eliminations	(56)	(54)	(290)	(208)

	174,821	222,191	567,293	691,334
Operating expenses
Oil & Gas	38,501	89,358	163,978	254,302
Utility T&D	105,793	94,201	311,738	287,820
Canada	36,902	49,472	110,388	188,260
Unallocated Corporate Costs	—	1,581	—	7,850
Eliminations	(56)	(54)	(290)	(208)

	181,140	234,558	585,814	738,024
Operating income (loss)
Oil & Gas	(5,401)	(8,329)	(16,804)	(35,055)
Utility T&D	629	(5,279)	1,328	(5,473)
Canada	(1,547)	2,822	(3,045)	1,688
Unallocated Corporate Costs	—	(1,581)	—	(7,850)

Operating loss	(6,319)	(12,367)	(18,521)	(46,690)
Non-operating expenses
Interest expense	(3,564)	(6,125)	(10,433)	(20,976)
Interest income	12	15	443	37
Debt covenant suspension and extinguishment charges	—	(931)	(63)	(37,112)
Other, net	2	(46)	—	(181)

	(3,550)	(7,087)	(10,053)	(58,232)

Loss from continuing operations before income taxes	(9,869)	(19,454)	(28,574)	(104,922)
Provision (benefit) for income taxes	792	(43)	1,146	(21,164)

Loss from continuing operations	(10,661)	(19,411)	(29,720)	(83,758)
Income (loss) from discontinued operations net of provision for income taxes	(1,325)	2,212	(3,836)	37,849

Net loss	$(11,986)	$(17,199)	$(33,556)	$(45,909)

Basic loss per share attributable to Company shareholders:
Continuing operations	$(0.17)	$(0.32)	$(0.49)	$(1.47)
Discontinued operations	(0.02)	0.03	(0.06)	0.67

	$(0.19)	$(0.29)	$(0.55)	$(0.80)

Diluted loss per share attributable to Company shareholders:
Continuing operations	$(0.17)	$(0.32)	$(0.49)	$(1.47)
Discontinued operations	(0.02)	0.03	(0.06)	0.67

	$(0.19)	$(0.29)	$(0.55)	$(0.80)

Cash Flow Data
Continuing operations
Cash provided by (used in)
Operating activities	$(5,189)	$(27,489)	$(8,232)	$14,456
Investing activities	1,888	1,287	6,639	103,594
Financing activities	(2,450)	(1,309)	(8,570)	(82,087)
Foreign exchange effects	(308)	(341)	620	(752)
Discontinued operations	(408)	7,724	(7,030)	(10,379)
Other Data (Continuing Operations)
Weighted average shares outstanding
Basic	61,640	60,336	61,258	56,833
Diluted	61,640	60,336	61,258	56,833
Adjusted EBITDA from continuing operations(1)	$331	$(1,815)	$3,659	$(15,827)
Purchases of property, plant and equipment	628	631	2,528	2,055
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations (1)
Loss from continuing operations	$(10,661)	$(19,411)	$(29,720)	$(83,758)
Interest expense	3,564	6,125	10,433	20,976
Interest income	(12)	(15)	(443)	(37)
Provision (benefit) for income taxes	792	(43)	1,146	(21,164)
Depreciation and amortization	5,385	6,452	16,694	21,046
Debt covenant suspension and extinguishment charges	—	931	63	37,112
Stock based compensation	868	1,500	3,269	4,553
Restructuring and reorganization costs	308	3,318	4,587	6,509
Accounting and legal fees associated with the restatements	4	205	(42)	651
Loss on sale of subsidiary	207	—	330	—
Fort McMurray wildfire related costs	—	—	523	—
Gain on disposal of property and equipment	(124)	(877)	(3,181)	(1,715)

Adjusted EBITDA from continuing operations(1)	$331	$(1,815)	$3,659	$(15,827)

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Balance Sheet Data
Cash and cash equivalents	$42,259	$48,726	$51,686	$58,832
Working capital	96,709	105,443	106,304	120,430
Total assets	382,828	416,464	431,372	441,577
Total debt	88,672	90,589	90,617	95,623
Stockholders’ equity	148,974	160,324	165,682	177,400
Backlog Data (2)
Total By Reporting Segment
Oil & Gas	$23,590	$34,479	$71,314	$48,810
Utility T&D	535,014	535,218	595,620	622,629
Canada	88,025	102,302	116,352	155,379

Total Backlog	$646,629	$671,999	$783,286	$826,818

Total Backlog By Geographic Area
United States	$558,604	$569,697	$666,934	$671,439
Canada	88,025	102,302	116,352	155,379

Total Backlog	$646,629	$671,999	$783,286	$826,818

12 Month Backlog by Reporting Segment
Oil & Gas	$23,590	$34,479	$69,514	$46,810
Utility T&D	289,758	269,758	296,278	274,610
Canada	62,400	68,995	91,503	110,797

12 Month Backlog	$375,748	$373,232	$457,295	$432,217

12 Month Backlog By Geographic Area
United States	$313,348	$304,237	$365,792	$321,420
Canada	62,400	68,995	91,503	110,797

12 Month Backlog	$375,748	$373,232	$457,295	$432,217

(1)	Adjusted EBITDA from continuing operations is defined as income (loss) from continuing operations before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for items broadly consisting of selected items which management does not consider representative of our ongoing operations and certain non-cash items of the Company. Management uses Adjusted EBITDA from continuing operations as a supplemental performance measure for comparing normalized operating results with corresponding historical periods and with the operational performance of other companies in our industry and for presentations made to analysts, investment banks and other members of the financial community who use this information in order to make investment decisions about us.

Adjusted EBITDA from continuing operations is not a financial measurement recognized under U.S. generally accepted accounting principles, or U.S. GAAP. When analyzing our operating performance, investors should use Adjusted EBITDA from continuing operations in addition to, and not as an alternative for, net income, operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Because all companies do not use identical calculations, our presentation of Adjusted EBITDA from continuing operations may be different from similarly titled measures of other companies.

(2)	Backlog is anticipated contract revenue from uncompleted portions of existing contracts and contracts whose award is reasonably assured. Master Service Agreement (“MSA”) backlog is estimated for the remaining term of the contract. MSA backlog is determined based on historical trends inherent in the MSAs, factoring in seasonal demand and projecting customer needs based on ongoing communications. Backlog is not a term recognized under U.S. GAAP; however, it is a common measurement used in our industry.

Supplemental Schedule of Special Items

	Three Months Ended September 30, 2016 (In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$33,100	$106,422	$35,355	$—	$(56)	$174,821
Contract revenue, exited subsidiaries (2)	(13)	—	—	—	—	(13)

Contract revenue before special items	$33,087	$106,422	$35,355	$—	$(56)	$174,808

Operating income (loss) before special items (1)
Operating income (loss), as reported	$(5,401)	$629	$(1,547)	$—	$—	$(6,319)
Operating loss, exited subsidiaries (2)	29	—	—	—	—	29
Other charges	158	36	325	—	—	519

Operating income (loss) before special items	$(5,214)	$665	$(1,222)	$—	$—	$(5,771)

	Three Months Ended June 30, 2016 (In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$54,739	$109,355	$29,496	$—	$(148)	$193,442
Contract revenue, exited subsidiaries (2)	(385)	—	—	—	—	(385)

Contract revenue before special items	$54,354	$109,355	$29,496	$—	$(148)	$193,057

Operating income (loss) before special items (1)
Operating income (loss), as reported	$(2,326)	$(505)	$90	$—	$—	$(2,741)
Operating income, exited subsidiaries (2)	(179)	—	—	—	—	(179)
Other charges	265	99	575	—	—	939
Fort McMurray wildfire related costs	—	—	523	—	—	523

Operating income (loss) before special items	$(2,240)	$(406)	$1,188	$—	$—	$(1,458)

	Three Months Ended September 30, 2015 (In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$81,029	$88,922	$52,294	$—	$(54)	$222,191
Contract revenue, exited subsidiaries (2)	(7,783)	(2,943)	—	—	—	(10,726)

Contract revenue before special items	$73,246	$85,979	$52,294	$—	$(54)	$211,465

Operating income (loss) before special items (1)
Operating income (loss), as reported	$(8,329)	$(5,279)	$2,822	$(1,581)	$—	$(12,367)
Operating loss, exited subsidiaries (2)	2,092	7	—	—	—	2,099
Other charges	3,787	81	11	(7)	—	3,872

Operating income (loss) before special items	$(2,450)	$(5,191)	$2,833	$(1,588)	$—	$(6,396)

	Q3 2016	Q2 2016	Q3 2015
Covenant EBITDA from continuing operations (3)
Loss from continuing operations	$(10,661)	$(5,761)	$(19,411)
Interest expense	3,564	3,302	6,125
Interest income	(12)	(411)	(15)
Provision (benefit) for income taxes	792	187	(43)
Depreciation and amortization	5,385	5,621	6,452
Debt covenant suspension and extinguishment charges	—	—	931
Stock-based compensation	868	1,108	1,500
Restructuring and reorganization costs	308	927	3,318
Accounting and legal fees associated with the restatements	4	(81)	205
Loss on sale of subsidiary	207	—	—
Fort McMurray wildfire related costs	—	523	—
Loss on disposal of property and equipment outside of normal course of business	—	—	286
Changes in project loss provision	1,470	(186)	(525)
Adjustments to self-insurance liabilities	—	—	(2,732)
Letter of credit fees	349	342	409
Provision for bad debt	66	62	1,906

Covenant EBITDA from continuing operations	$2,340	$5,633	$(1,594)

	Q3 2016	Q2 2016	Q3 2015
Loss from continuing operations before special items (1)
Loss from continuing operations, as reported	$(10,661)	$(5,761)	$(19,411)
(Income) loss from continuing operations, exited subsidiaries (2)	29	(179)	2,099
Other charges	519	939	3,872
Fort McMurray wildfire related costs	—	523	—
Debt covenant suspension and extinguishment charges	—	—	931
Benefit for income taxes (4)	—	—	(1,317)

Loss from continuing operations before special items	$(10,113)	$(4,478)	$(13,826)

	Q3 2016	Q2 2016	Q3 2015
Income (loss) from discontinued operations before special items (1)
Income (loss) from discontinued operations, as reported	$(1,325)	$(658)	$2,212
Other charges (income)	102	(1,162)	2,048
Loss on sale of subsidiaries	—	911	591
Provision for income taxes (4)	—	—	1,317

Income (loss) from discontinued operations before special items	$(1,223)	$(909)	$6,168

	Q3 2016	Q2 2016	Q3 2015
Net loss before special items (1)
Net loss, as reported	$(11,986)	$(6,419)	$(17,199)
(Income) loss from continuing operations, exited subsidiaries (2)	29	(179)	2,099
Other charges (income)	621	(223)	5,920
Fort McMurray wildfire related costs	—	523	—
Loss on sale of subsidiaries	—	911	591
Debt covenant suspension and extinguishment charges	—	—	931
Provision (benefit) for income taxes	—	—	—

Net loss, before special items	$(11,336)	$(5,387)	$(7,658)

	Q3 2016	Q2 2016	Q3 2015
Diluted loss per share attributable to Company shareholders before special items (1)
Diluted loss per share attributable to Company shareholders, as reported	$(0.19)	$(0.10)	$(0.29)
(Income) loss from continuing operations, exited subsidiaries (2)	—	—	0.03
Other charges (income)	0.01	—	0.10
Fort McMurray wildfire related costs	—	0.01	—
Loss on sale of subsidiaries	—	0.01	0.01
Debt covenant suspension and extinguishment charges	—	—	0.02
Provision (benefit) for income taxes	—	—	—

Diluted loss per share attributable to Company shareholders before special items	$(0.18)	$(0.08)	$(0.13)

(1)	Contract revenue before special items, operating income (loss) before special items, Covenant EBITDA from continuing operations before special items, loss from continuing operations before special items, income (loss) from discontinued operations before special items, net loss before special items and diluted loss per share attributable to Company shareholders before special items are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company.
(2)	Contract revenue, exited subsidiaries, operating income (loss), exited subsidiaries and (income) loss from continuing operations, exited subsidiaries relate to the Company’s historical Downstream Oil & Gas (including Fabrication services sold in the first quarter of 2016), Regional Delivery and Bemis subsidiaries. They are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company.
(3)	Covenant EBITDA from continuing operations is a non-GAAP financial measure that conforms to the definition of Consolidated EBITDA in the Company’s 2014 Term Credit Agreement which includes certain special items. Management uses Covenant EBITDA from continuing operations to determine the Company’s compliance with certain financial covenants under the 2014 Term Credit Agreement.
(4)	The Company recorded a provision for income taxes on discontinued operations in connection with the 2015 gains on sale of the Professional Services segment and its historical subsidiaries. The provision for income taxes in discontinued operations was fully offset with a benefit for income taxes in continuing operations through the utilization of prior year net operating losses. The net effect on the Company’s consolidated financial results was $-0-.